Oak Value Fund



                                   Individual
                                   Retirement
                                      Plan


                                 Oak Value Fund
                               MGF Service Corp.
                                 P.O. Box 5354
                          Cincinnati, Ohio 45201-5354
                                 1-800-622-2474

                               OAK VALUE FUND IRA
                              DISCLOSURE STATEMENT

Oak Value Fund has prepared this Disclosure Statement to set out for you the manner in which an Individual Retirement Account (IRA) operates. This Disclosure Statement will cover some areas with which you are already familiar, but you should read this information along with the other parts of this brochure, including the Custodial Agreement and the prospectus for any fund in which your IRA contributions are invested. This is not a comprehensive discussion of all the rules concerning IRAs nor is it designed to serve as a substitute for the advice of your lawyer, accountant or other personal tax or financial advisor.

Revocation Procedure

 You will have seven days from the date you complete the Adoption Agreement and establish the Oak Value Fund IRA to cancel the account for any reason. If you cancel the IRA, Oak Value Fund will refund all the money you contributed, without increase or decrease for any reason.
You may cancel your IRA by sending a signed written notice delivered or mailed within this seven-day period to:
                                Oak Value Fund IRA
                                MGF Service Corp.
                                P.O. Box 5354
                                Cincinnati, OH  45201-5354
   If mailed in a properly addressed, first class postage prepaid envelope, the date of the postmark, or if certified or registered mail is used, the date of certification or registration will be used to determine if you notified us within the seven-day revocation period. If you have any questions about this revocation procedure, please call us at 800-622-2474.

General Rules Affecting IRAs

   As with most laws which provide special tax treatment, there are certain restrictions and limitations on how you may use an IRA, and the IRS has required this special statement covering these points. This statement is only a general discussion of these rules. Further information concerning IRAs can be obtained at any District Office of the Internal Revenue Service or by reading IRA Publication 590 "Individual Retirement Arrangements." This statement discusses only the federal tax treatment of your IRA. State and city income tax treatment of your IRA may differ, and you should contact your local tax authorities or your own tax advisor for further information in this area.
An IRA is a Trust or Custodial Account created in the United States for the exclusive benefit of an individual and his Beneficiary for the purpose of accumulating funds for retirement. Under the Oak Value Fund IRA, a separate account will be established for you and will be invested with the Oak Value Fund as you may direct the Custodian from time to time. The pertinent federal tax laws include a number of requirements for IRAs, relating among other things to contributions, use of account assets, when and how distributions can be made to you and your Beneficiary and when and how distributions will be taxed.

Contributions to Personal Accounts

  In general, if you are not age 70 1/2 or older, you are eligible to contribute to your own IRA. For any year in which you qualify, your contribution is limited to 100% of your compensation for the year up to a maximum of $2,000 per year. "Compensation" includes your wages and salary as an employee and any earnings from self-employment, such as professional fees and other amounts for your personal services. Compensation does not include passive income such as dividends, interest, capital gains, income from pensions, annuities or other deferred compensation or amounts which you receive which are not includable in taxable income. After 1984, Compensation also includes alimony received under a qualifying divorce or separation agreement.
   Contributions must be made only in cash. If you and your spouse are both working and each is otherwise eligible, you may each establish a separate IRA and each may contribute to your own separate account up to the $2,000/100% limit based on your respective Compensation for the year. You must take any contributions made to any other IRAs into account to determine the maximum amount you can contribute and deduct under this IRA. If you acquire an IRA as the Beneficiary of the IRA owner's estate and you are not the IRA owner's spouse, you can not make any contributions to that "Inherited IRA."
   If, after 1986, you are an active participant in an employer-sponsored retirement plan, including a Simplified Employee Pension as noted later, the amount of your contribution which is tax-deductible will be reduced if your income is between $40,000 and $50,000 if you are married and file a joint return, $25,000 and $35,000 if you are unmarried and between $0 and $10,000 if you are married and file separate returns. Note that these rules only concern the deductibility of your contribution. You can still make contributions under the regular rules which, although nondeductible, will earn tax-free income. Nondeductible IRA contributions are not taxable when distributed to you because you did not get a tax deduction when you put them into your IRA. There are special rules for determining what part of an IRA distribution is taxable and what part represents a non-taxable return of your nondeductible contributions. You must keep track of your nondeductible contributions under this and any other retirement programs. All your IRAs are treated as one account for these contribution and distribution rules.

Spousal Accounts

   If you qualify to make regular IRA contributions but your spouse does not because your spouse has no Compensation, or after 1986 has less than $250 in Compensation, you may establish a separate "Spousal IRA" in addition to your own IRA and, provided you file a joint tax return and further provided neither you nor your spouse is age 70 1/2 or older for the year, you may contribute up to a maximum of $2,250 per year, or 100% of your Compensation if less, between these two separate IRAs. You may divide these contributions between your personal IRA and the Spousal IRA as you wish, provided no more than $2,000 is deposited to either account. If you are 70 1/2 and can no longer make a contribution to your IRA but your spouse is not 70 1/2, you may make a contribution to the Spousal IRA based on your Compensation if the other rules for Spousal IRAs are met.

Due Date for IRA Contributions

   Your contribution for any year must be made no later than the date required for filing your federal income tax return. An extension of time to file your tax return does not extend your IRA contribution deadline. Unless instructed otherwise, a contribution will be credited to your IRA for the year it is received. If after year end, but before your return is filed, you make a contribution which you want credited for the prior year, make a note of this fact on your check and any forms you send with it.

SEP-IRA Contributions

   If your employer has established a Simplified Employee Pension ("SEP"), your employer can deposit as much as 15% of your Compensation (up to $22,500 or the limit approved in future years) in your IRA or an IRA set up for you by your employer as part of the SEP. In addition, if your employer has a "Salary Reduction" feature to its SEP, you may elect to reduce the portion of your Compensation reported as W-2 earnings by up to the $7,000 limit, as adjusted each year, (the limit is $9,240 for 1994 and 1995) and have your employer contribute that amount to the SEP on your behalf. If you are an active participant in a SEP this may affect your ability to make a deductible contribution as discussed earlier. SEP contributions must be freely transferable to other IRA Sponsors. This means you can have your employer's SEP-IRA contribution rolled over or transferred to this IRA if your employer initially deposits it elsewhere.

Direct Rollovers, Rollover Contributions from Employer-Sponsored Qualified Plans and Conduit IRAs.

   Under certain circumstances, all or part of a distribution, less any nondeductible, voluntary contributions, from an employer-sponsored retirement plan (i.e. a "Qualified Plan" like a pension, profit sharing, stock bonus plan or certain tax-sheltered programs under Section 403(b) of the Internal Revenue Code or governmental plans) may be received without being immediately taxable provided the distribution is reinvested in an IRA, or another Qualified Plan, within 60 days. If you receive such a distribution, you may roll it over into this IRA within the 60-day period and avoid current taxes on the amount rolled over, although no tax deduction is available for the rollover amount. Any part of a distribution not rolled over will be subject to taxation and will not be eligible for any of the special retirement plan income tax averaging methods.
   If you are entitled to receive an eligible rollover distribution from an employer's qualified retirement plan, a tax-sheltered program under Section 403(b) of the Internal Revenue Code or a governmental plan, you may request that the distribution be transferred directly to your IRA rather than be distributed to you. If you do not choose this "Direct Rollover" option, your employer will withhold 20% of your eligible rollover distribution and remit it to the IRS on your behalf. The administrator of the distributing plan is required to give you information regarding this tax-free Direct Rollover option and the other tax rules affecting your eligible rollover distribution. The Oak Value Fund IRA may be used to receive a Direct Rollover from an employer-sponsored qualified retirement plan, 403(b) tax-sheltered program or certain governmental plans, provided the rollover consists solely of cash or shares of the Oak Value Fund.
  IRAs have distribution rules which are similar, but not identical, to the distribution rules for Qualified Plans. For example, there are special tax averaging rules for Qualified Plan distributions which do not apply to IRA distributions. A rollover from a Qualified Plan (or a rollover from an IRA which contains amounts previously rolled over from a Qualified Plan) may be preserved for future rollover into another employers' Qualified Plan so long as the rollover funds are kept in their own separate IRA, often called a "Conduit IRA," without any additional contributions being made to that account.
When you establish your "Rollover IRA", please inform us whether this IRA is to be a Conduit IRA so we may treat the IRA accordingly.
   The rules concerning tax-free rollovers are complicated. You should consult with your financial or tax advisor to make sure your rollover is completed properly.

Rollover Contributions and Transfers from Other IRAs

   Some distributions from IRAs are also eligible for tax-free rollover into another IRA, as long as the distribution is reinvested in an IRA within 60 days. If you receive such a distribution, you may roll it over into this IRA within the 60-day period and avoid current taxes on the distribution, although no tax deduction is available for the rollover amount. You can make only one rollover from the same IRA (or other individual retirement savings program) to another IRA in any one-year period. This "once-a-year" rule applies only to IRA rollovers and not to Qualified Plan rollovers. Also, if you have several IRAs, you can make one rollover from each every year.
   In addition to this rollover procedure, you can move funds between IRAs through a "Trustee to Trustee Transfer." In this procedure, funds are not distributed to or recontributed by you to another IRA. Instead, the Trustee or Custodian of your present IRA would send your IRA funds directly to us for credit to your Oak Value Fund IRA under the same rules for rollovers. The once-a-year limitation for IRA rollovers does not apply to these transfers.
   A rollover may be made to the Oak Value Fund IRA provided it consists solely of cash or shares of the Oak Value Fund.

How the Contributions Must Be Invested

  Contributions to an IRA must be placed in a special custodial or trust account and held by a bank Trustee or Custodian (or other person who has been approved by the Secretary of the Treasury). No part of your IRA assets may be invested in life insurance or collectibles or be commingled with other property except in a common trust fund or common investment fund. Your interest in the account must be nonforfeitable at all times. The purpose of these rules is to segregate these savings from other assets so they will be used for retirement purposes only.
  Under the Oak Value Fund IRA, your contributions and the earnings on your IRA account will be invested in shares of the Oak Value Fund, according to your instructions to the Custodian from time to time.

Distributions

   Since the tax benefit of an IRA is intended to encourage people to save for retirement, there are limitations on your right to withdraw money from an IRA before you reach age 59 1/2 (unless earlier death or disability should occur). While technically the money can be withdrawn at any time, the Internal Revenue Service imposes a penalty tax of 10% of the taxable amount of any money or property you receive or use (for example, as collateral for a loan) prior to that time. Any funds withdrawn or used would also be included in your gross income for tax purposes. Remember that part of any distribution representing a return of nondeductible contributions will not be taxable.
   The taxable part of any distribution will be classified as ordinary income even if the program you invest in earns capital gains or tax-exempt income since you claimed your contribution as a deduction against your ordinary income when contributed. Monies distributed from an IRA are not eligible for the special lump sum tax provisions as are funds distributed from a Qualified Plan.
   Once you reach age 59 1/2 (or become disabled), you may begin to receive taxable distributions from your account without the 10% penalty. You must begin to receive distributions from an IRA by the first day of April of the year after you reach age 70 1/2. Specifically, a minimum distribution is required to be made each year beginning with the year in which you attain age 70 1/2. This minimum distribution is determined by dividing the entire account balance at the beginning of each year by your life expectancy (or the joint life and last survivor expectancy of you and your Beneficiary) determined as of the date you reach age 70 1/2 and/or as recalculated under regulations under the Code. If you do not receive the minimum distribution required in any year, there is an IRS penalty of 50% of the amount which you should have received.
   Your account may be distributed to you in any one or combination of the following ways:
   1. Any part or all of your account may be paid to you in a lump-sum cash payment.
   2. Any part or all of your account may be paid to you in substantially equal monthly or other periodic installments for any period not exceeding your life expectancy or the combined life expectancies of you and your Beneficiary. You may elect these installment payments under any of the available programs in which your account is invested.
   You may designate or change your Beneficiary at any time. You may also designate the method of payment to be used after your death. If you die without a valid designation of Beneficiary in effect, your account will be paid to your estate. Also, if you fail to designate the method of payment to be used, the distribution will be made to your designated Beneficiary or your surviving spouse under the installment method chosen by such Beneficiary. Your designation of Beneficiary will not be considered a transfer for federal gift tax purposes. In addition, if you live in a community property state, your spouse will not be deemed to have made a taxable gift when your entire account is paid to your Beneficiary.
   Distributions after your death will usually be taxable to your spouse or other Beneficiary as ordinary income when received, just as they would have been taxable to you. Before 1985, IRA distributions were excludable from your gross estate for federal estate tax purposes, if they were paid in substantially equal periodic installments over a period of at least 36 months after your death. After 1984, all retirement distributions, including IRA distributions are includable in your gross estate no matter how distributed and as noted later may be subject to a 15% extra estate tax if they are "Excess Distributions" as described later.
   If an IRA owner dies after December 31, 1983, and the Beneficiary of the IRA is not the owner's spouse, the Beneficiary may not make any contributions to the IRA. In addition, this "Inherited IRA" cannot be rolled over to another IRA and cannot receive any Rollover Contributions.

Prohibited Transactions

   In general, you must treat your IRA as an investment solely for the purpose of accumulating a retirement fund. Transactions between yourself (or your Beneficiary) and the assets held in the account are not allowed. The specific prohibited transactions are enumerated in the Internal Revenue Code but include selling or exchanging a property with the account and other transactions of this nature. Should a transaction of this type occur, your entire account would lose its tax-exempt status and be treated as having been distributed to you.
The portion of your account representing deductible contributions would then be included in your income for that year and could be subject to the 10% penalty on early distributions.
   You are also prohibited from pledging or using any portion of your IRA as security for a loan. If you do this, the portion used will be treated as having been distributed to you and will be includable in your income for the year it was used. You may also incur the 10% tax on premature distributions because of such a prohibited transaction.

Penalty Taxes

   In addition to the 10% penalty for distributions before 59 1/2, you may also incur penalty taxes in connection with your account under the following circumstances.
1. Excess Contributions. If part or all of your IRA contribution exceeds the maximum contribution you are permitted for the year and does not qualify as a Rollover Contribution, the Excess Contribution will be subject to a 6% penalty tax unless the excess (along with any earnings) is withdrawn from your account by the due date (including extensions) for your federal income tax return for that year (the withdrawn portion may not be claimed as a deduction for the year and the earnings withdrawn will be for the taxable year you made the Excess Contribution, even if withdrawn later). But, if you fail to withdraw the Excess Contribution by the due date of your return, you will incur an additional 6% penalty tax for each year that it continues to be an excess. To avoid this recurring penalty tax for later years, you must either withdraw the excess from the account or absorb it by reducing your future contributions by an amount corresponding to the excess. Note also that withdrawal of the excess before you reach age 59 1/2 (unless you are disabled) will result in imposition of a 10% penalty tax in addition to the ordinary income taxes you must pay on the distribution. Remember, this 10% penalty tax also applies to any portion of your account which is treated as having been distributed to you because you engaged in a prohibited transaction.

2. Excess Accumulations. After you reach age 70 1/2, the 50% penalty tax noted earlier will be imposed on any amount which is required to be distributed to you because of the minimum distribution rules and which you fail to withdraw. In certain cases, the IRS may waive this penalty.

3. Excess Distributions. After 1986, certain "Excess Distributions" from retirement plans and IRAs are subject to a 15% additional tax. A distribution of more than the greater of $150,000, or $112,500 (indexed for inflation), in any year is considered an Excess Distribution. A special additional 15% estate tax applies to Excess Distributions after death. There are special rules and exceptions to this 15% additional tax which you should review with your financial or tax advisor.

Reports to the IRS

  You are generally not required to file any special forms with the IRS because you maintain an IRA. Contributions to and distributions from your IRA are reported on your federal income tax return. However, you must file Form 5329 with the IRS as a part of your federal income tax return for any year in which you incur a penalty tax due to Excess Contributions, accumulations or distributions or premature distributions. There are penalties for failing to file or late filing of the Form 5329 for any tax year it is required, so it is extremely important to pay attention to this requirement.
   The fund in which your IRA is invested is required to report annual contributions to the account to the IRS on Form 5498.
   If you made a nondeductible contribution to your IRA or if you receive a distribution from your IRA and you have at any time made nondeductible contributions, you are required to file a Form 8606, Nondeductible IRAs (Contributions, Distributions and Basis), with your federal income tax return.
   If you receive a distribution from your IRA, you are required to provide certain information on your tax return for the year in which the distribution was received. The fund in which your IRA is invested is required to report distributions from the account on the Form 1099-R.

Income Tax Withholding

  We are required to withhold income taxes on distributions from your IRA unless you have supplied us with correct taxpayer identification information (your Social Security Number and exempt status, if any). If you do not give us a withholding certificate (IRS W-4P) we will withhold income tax at a rate of 10%. You can elect out of the IRA withholding rules by providing us with the appropriately executed forms.

Investments

  Under the Oak Value Fund IRA you may invest in the Oak Value Fund. Neither investment results nor growth in the value of your account can be projected or guaranteed for a mutual fund, but you should read the prospectus to understand the Fund's objective and past investment record.

Fees and Charges

   The only cost to maintain your IRA is a $10 annual fee. Charges for terminations and distributions are listed below. These charges will automatically be charged against each IRA. In some cases, you may be able to pay these charges separately instead. A separate fee will be charged for each separate account under a Spousal IRA or where you establish separate accounts because of rollovers or for other reasons. Of course, the shares of the fund in which your account is invested will be affected by management fees and other expenses of that fund. These matters are also discussed in the Fund prospectus which you received prior to or along with this brochure. The fee schedule may be changed upon 30 days' written notice to the IRA owner.


                            Fees and Expenses for the
                              Oak Value Fund IRA
        Annual Maintenance Charge              $10
        Charge for Termination of Account      $10
        Charge for Processing Annual Distributions
            First Year                         $10
            Each Year Thereafter               $ 5

Instructions

   In this booklet, we have attempted to answer many of the commonly asked questions concerning IRAs. The Custodial Agreement and Disclosure Statement, as required by Internal Revenue Regulations, explain the rules applicable to IRAs in detail. If you need additional information, to open an IRA, or to transfer an existing IRA from another institution to us, please call one of the numbers listed below and talk with one of our qualified IRA representatives. We will be happy to answer all of your questions.

        Nationwide              800-622-2474
        Cincinnati              513-629-2070
                Oak Value Fund IRA
                MGF Service Corp.
                P.O. Box 5354
                Cincinnati, Ohio  45201-5354


                              Custodial Agreement
                           Effective January 1, 1994
                      Approved by Internal Revenue Service
                Favorable Opinion Letter Serial Number D180153a
       Issued to Midwest Group Financial Services, Inc. on June 13, 1994

By executing the Adoption Agreement, the Participant hereby applies to establish with Oak Value Fund an Individual Retirement Account intended to qualify under
Section 408 of the Internal Revenue Code.

Article I       Definitions

1.1 "Account" shall mean the assets held from time to time by the Custodian under this Agreement as part of the Oak Value Fund Individual Retirement Account, on behalf of a Participant, a Participant's Spouse or his or her Beneficiary or Beneficiaries.
1.2 "Adoption Agreement" shall mean the form prescribed by the Service Company as executed by or on behalf of the Participant, the Custodian, and the Service Company, by which the Participant adopted the IRA as set forth herein.
1.3 "Agreement" shall mean this Custodial Agreement, as amended for the Tax Reform Act of 1986, and the Adoption Agreement.
1.4 "Beneficiary" shall mean the person or persons designated by a Participant, a Participant's spouse or a person otherwise specified pursuant to Section 4.5 to receive benefits by reason of the death of a Participant or such Spouse.
1.5 "Code" shall mean the Federal Internal Revenue Code of 1986, as amended from time to time, or other statute of similar import.
1.6 "Custodian" shall mean the bank or other person named as such in the Adoption Agreement or any successor Custodian selected or approved by the Sponsor.
1.7 "Excess Contribution" shall mean that portion of any contribution, other than a Rollover Contribution under Section 2.2, by or on behalf of a Participant which exceeds the limitations of the Code with respect to the Year in question.
1.8 "Investment Company" shall mean any one or more investment companies for which Oak Value Capital Management, Inc. or its affiliates or successors serve as an investment adviser or principal underwriter which has been designated by the Participant in the Adoption Agreement or subsequent written, or if authorized, telephone instructions, and "Investment Company Shares" shall mean shares of any one or more of the Investment Companies, provided that the then current form of Adoption Agreement and the prospectus of such company offers its shares to a Participant. The word Fund(s) may be used to mean investment companies.
1.9 "Participant" shall mean the individual whose name or names appear as such in the Adoption Agreement and the individual's successors, assigns, or Beneficiaries.
1.10 "IRA" shall mean an individual retirement account under Code Section 408(a), including the Oak Value Fund Individual Retirement Account under this Agreement, an individual retirement annuity under Code Section 408(b) and an individual retirement bond under Code Section 409, before repeal by the Tax Reform Act of 1986. The term "IRA" shall also mean an IRA established for a Participant's spouse under Code Section 219(c) (a "Spousal IRA"); an IRA established by an employer or association of employees under Code Section 408(c) (an "Employer IRA"); an IRA under a Simplified Employee Pension ("SEP") under Code Section 408(k) (a "SEP-IRA"); an IRA established or maintained to receive a Rollover Contribution from another IRA or a qualified employer or governmental plan (a "Rollover IRA"); an IRA established solely to receive distributions from an employer Qualified Plan which may be rolled over to another employer Qualified Plan under Code Sections 402(a)(5), 402(a)(7), (402(c) for years beginning after December 31, 1992), 403(a)(4) or 403(b)(8) (a "Conduit IRA"); and an IRA acquired by an individual other than a surviving spouse, upon the death of an IRA Participant under Code Section 408(d)(3)(C) (an "Inherited IRA").
1.11 "Rollover Contribution" shall mean a contribution described in Section 402(a)(5), 402(a)(7), (402(c) for years beginning after December 31, 1992), 403(a)(4), 403(b)(8) or 408(d)(3).
1.12 "Service Company" shall mean MGF Service Corp. or its successors and assigns as designated by the Sponsor pursuant to this Agreement.
1.13    "Sponsor" shall mean Midwest Group Financial Services, Inc.
("Midwest Group"), its successors and assigns.
1.14    "Year" shall mean the calendar year.

Article II      Contributions to Account

2.1 Annual Cash Contributions. Except in the case of a Rollover Contribution, for each Year before age 70 1/2, there may be contributed to the Account by or on behalf of a Participant such amount of cash not to exceed whichever of the following is applicable, as determined by the Participant.
       (a) the lesser of $2,000 or 100% of the Participant's Compensation for such Year; or
       (b) if either the Participant or the spouse with whom the Participant files a joint tax return for the year has or elects to be treated as having no Compensation for such Year, the aggregate amount contributed by or on behalf of the Participant (or if the Participant has or elects to be treated as having no Compensation, by or on behalf of such spouse) to this Plan, and to a similar custodial account or trust fund for the Participant's spouse, may not exceed the lesser of $2,250 or 100% of Compensation for such Year provided, however, that no more than $2,000 may be contributed in any Year to the Participant's Account, and no more than $2,000 may be contributed in any Year to the custodial account or trust fund for the Participant's spouse.
  No contribution will be permitted to an Account which is an Inherited IRA. Contributions in excess of the limitations in this Section 2.1 may be an Excess Contribution subject to the 6% excise tax of Code Section 4973 unless such Excess Contribution is corrected as provided in Section 2.3.

2.2 Rollover Contributions and Plan to Plan Transfers. In addition to any annual contributions referred to in Section 2.1, but subject to this Section 2.2, a Participant may contribute or cause to be contributed to the Account at any time a Rollover Contribution of such cash or other property as shall constitute such Rollover Contribution. The Service Company will accept for the Account all Rollover Contributions which consist of cash and/or Investment Company Shares. The Service Company may, but shall be under no obligation to accept any other form of property in a Rollover Contribution but if the Service Company elects to accept such Rollover Contribution property, it will accept all, but not less than all, of such Rollover Contribution.
   No Rollover Contribution may be made to this Account from an IRA if within the one year period before such distribution a Rollover Contribution had been made from the same IRA. In addition, no Rollover Contributions may be made to or from an IRA which is an Inherited IRA. Rollover Contributions will be credited by the Service Company to any of the forms of IRAs described in Section
1.10. In the event the Participant establishes a Conduit IRA no further tax deductible contributions may be added to such Account.
   In addition to Rollover Contributions, the Service Company may, at its discretion, accept a transfer of assets directly from a Custodian or Trustee of an IRA or qualified governmental or employer plan (a "Plan to Plan Transfer"). The Participant may also request the Service Company to transfer all or a portion of the Account to another IRA. Subject to the rules of this Section
2.2 relating to Rollover Contributions, such Plan to Plan Transfers may be in cash, Investment Company Shares or other property.

2.3 Treatment of Excess Contribution. If a Participant notifies the Service Company in writing that all or any portion of the amount contributed to the Account by or on behalf of the Participant with respect to any Year is an Excess Contribution, and if such written notice specifies the amount of such Excess Contribution, the Service Company will at the election of the Participant, either (a) distribute such Excess Contribution from the Account to the Participant, or (b) subject to the limitations in Section 2.1, credit such Excess Contribution as if it were a cash contribution by or on behalf of the Participant for the current Year. If the Participant's notice indicates that he intends for a distribution pursuant to subdivision (a) of the preceding sentence to comply with Section 408(d)(4) of the Code (concerning a return of Excess Contributions and net income thereon prior to the due date of the Participant's tax return), the Service Company will, not later than the tenth business day following receipt of the Participant's notice, distribute to the Participant the Excess Contribution plus the amount of income attributable to such Excess Contribution.

2.4 Responsibility of Service Company and Custodian. Neither the Service Company nor the Custodian shall be responsible for the deductibility under
Section 219 of the Code of any contribution to the Account, for the classification of any contribution as a Rollover Contribution or for the propriety of any Plan to Plan Transfer and under no circumstances shall the Service Company or the Custodian be liable to a Participant for any disallowance of such deduction, for the failure of a contribution to qualify as a Rollover Contribution or for the failure of a contribution to qualify as a Plan to Plan Transfer.

2.5 Service Company to Maintain Records. The Service Company and the Custodian shall maintain records showing the Investment Company Shares and any other property credited to the Account of the Participant and shall maintain such other accounts and records as it deems necessary to administer the Accounts of all Participants in Oak Value Fund IRAs. The Service Company shall not maintain any records concerning the deductibility of contributions to this Account.

Article III     Investment of Account

3.1 Investment Company Shares. The Custodian will invest all contributions by or on behalf of a Participant in accordance with the written instructions of the Participant as set forth in the Adoption Agreement or in subsequent writings or, if so authorized, by telephone instructions delivered to the Service
Company prior to or at the time of the contribution, in full and fractional Investment Company Shares. The Custodian will invest contributions in Investment Company Shares within a reasonable time after receipt. The Participant acknowledges that neither the Service Company nor the Custodian has rendered or undertakes to render any investment advice whatsoever, and that the assets in the Account are to be invested and controlled exclusively by the Participant (or Beneficiary, if applicable) pursuant to the provisions of the Agreement, and the Participant may at any time alter the investment of such assets by giving instructions as set forth in Section 3.5.

3.2 Reinvestment of Earnings. All dividends, gains, or other distributions received in respect of Investment Company Shares (unless received in additional shares of Investment Companies held in Account), and all income and distributions of every nature received in respect of any Rollover Contribution or Plan to Plan Transfer (after liquidation to cash, if necessary, in accordance with Section 3.3) will be reinvested in full and fractional Investment Company Shares held in the Account. If any distribution in respect of Investment Company Shares may be received, at the election of the shareholder, in cash or other property, the Custodian will elect to receive such distribution in additional shares. If a cash distribution is received in respect of shares of a single Investment Company, the Custodian will reinvest such cash in additional shares of that Investment Company. If any earnings or other distribution is received in respect of the assets of the Account the reinvestment of which is not covered by the two preceding sentences, then the distribution will be liquidated to cash if necessary and will be reinvested in additional full and fractional Investment Company Shares in proportion (to the extent practicable) to the respective values of the Investment Company Shares held in the Account on the date such reinvestment is made. The charges described in the applicable prospectus(es) and other charges attributable to the investment in such Investment Company Shares will be charged to the Account.

3.3 Investment of Rollover Contribution and Plan to Plan Transfers. Submission of a Rollover Contribution or Plan to Plan Transfer by or on behalf of a Participant shall be deemed to be the instruction of the Participant to the Service Company that, if such Rollover Contribution or Plan to Plan Transfer is accepted, the Service Company will use its best efforts to sell for the Participant's Account whatever portion of the Rollover Contribution or Plan to Plan Transfer does not consist of cash and Investment Company Shares.
The Custodian shall invest the proceeds of any such sale in accordance with
Section 3.2. To the extent permitted by law, neither the Service Company nor the Custodian shall be liable to anyone for any loss of income or appreciation with respect to the proceeds thereof after such sale and prior to investment pursuant to Section 3.2; or for any failure to effect such sale if such property proves not readily marketable in the ordinary course of business. Unless otherwise authorized by the Service Company and instructed by the Participant, all brokerage and other costs incidental to the sale or attempted sale of such property will be charged to the Account.

3.4 Insurance Contracts; Collectibles; Commingling. No part of the Account will be invested in life insurance contracts. No part of the Account will be invested in collectibles, as defined in Code Section 408(m). No part of the Account will be commingled with any other property except in a common trust fund or common investment fund which includes only assets of individual retirement accounts and the assets of trusts exempt from taxation under Section 501(a) of the Code which are parts of plans described in Section 401(a) of the Code.

3.5 Instructions as to Investments. A Participant (or following the death of the Participant, his Beneficiary) may at any time, by written instructions (or, if so authorized in the Adoption Agreement, by telephone instructions) delivered to the Service Company:

   (a) instruct the Service Company to exchange all or any part of the Investment Company Shares held in the Account for shares of any other Investment Company or Companies available under this Agreement, provided (i) that the Custodian, as holder of such shares, then has the right to exchange such shares for the shares designated by the Participant, and (ii) that the then current prospectus for the shares so designated allows such exchange on the basis requested;

   (b) instruct the Service Company to exchange all or any part of the Investment Company Shares held in the Account and to invest the redemption proceeds in the shares of any other Investment Company available under the Agreement, provided (i) that such other Investment Company is then making a public offering of its shares, and (ii) that the shares of such other Investment Company may be sold in the state of residence of the Participant, or

  (c) instruct the Service Company to invest all of any new contribution made by or on behalf of the Participant (except for any non-cash portion of a Rollover Contribution deemed not readily marketable by the Service Company) in Investment Company Shares available under the Agreement but not then held in the Account, provided (i) that such designated Investment Company is then making a public offering of its shares, and (ii) that the shares of such designated Investment Company may be sold in the state of residence of the Participant.
        All charges incidental to carrying out such instructions will be charged to the Account, unless otherwise authorized by the Service Company and instructed by the Participant. All such instructions will be in writing and will be in a form acceptable to the Service Company. By delivering such instructions to the Service Company, the Participant (or Beneficiary, if applicable) will be deemed to have acknowledged receipt of the then current prospectus for the shares of the Investment Company in which the investment is to be made.

Article IV      Distributions from Account

4.1 General Requirements as to Distributions. Subject to the provisions of this Article IV, the Custodian will distribute a specified portion of the Account, the entire Account or the remaining balance thereof to the Participant (or Beneficiary, if applicable) on such date and in such manner as the Participant (or Beneficiary, if applicable) shall have specified in written instructions to the Service Company. All instructions as to distribution shall be written, shall be signed by the Participant (or Beneficiary, if applicable), and shall be delivered to the Service Company. The Service Company shall process the instructions no later than the tenth business day after receipt thereof. If instructions as to distributions are, in the opinion of the Service Company, not clear, the Service Company shall request clarification from the Participant or other person requesting distribution, and pending receipt of such clarification, no distribution shall be made. Except in the case of the Participant's death, disability (as defined in Section 72(m)(7) of the Code) or attainment of age 59 1/2, or in the case of a return of Excess Contribution under Section 2.3, before the Service Company shall be required to cause distribution of any amount to the Participant to occur, the Service Company shall have received from the Participant a written declaration of his intention as to the disposition of the amount to be distributed. The Service Company may require such certificates or other proof as to the age, death, or disability of the Participant or other matters as the Service Company deems necessary for it to establish the reasons for, or intended disposition of, the distribution.

4.2 Methods of Distribution. Subject to the requirements of this Article IV and any regulations issued under the Code, a Participant (or Beneficiary, if applicable) may elect to have his Account distributed in one or more of the following methods:

(a) Partial Distribution. The Participant (or Beneficiary, if applicable) may request in writing that a specific amount of money or a specific number of Investment Company Shares be liquidated and distributed from the Account to the Participant.

(b) Periodic Distributions. The Participant (or Beneficiary, if applicable) may request in writing that a specific amount of money or a specific number of Investment Company Shares be liquidated and distributed from the Account on a monthly, quarterly, or annual basis, subject to any minimum distribution amounts required by the Service Company from time to time.

(c) Lump Sum Distribution. The Participant (or Beneficiary, if applicable) may request in writing that the entire Account either be distributed in kind or liquidated and distributed in cash to the Participant.
   Notwithstanding that distribution may have commenced pursuant to this Section 4.2, the Participant (or Beneficiary, if applicable) may, at any time, instruct the Service Company to accelerate or decelerate payments or to make distribution of the balance in the Account pursuant to Section 4.2(c).

4.3 Required Minimum Distributions to Participant. Upon the written request of the Participant, the entire value of the Account of the Participant will be distributed or commence to be distributed, no later than the first day of April following the Year in which such Participant attains age 70 1/2
(Required Beginning Date), over a period certain not extending beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his Beneficiary.
   The amount to be distributed each year, beginning with the first Year for which distributions are required and then for each succeeding Year, shall not be less than the lesser of the entire value of the Account or the quotient obtained by dividing the Participant's benefit by the lesser of (a) the applicable life expectancy or (b) if the Participants' spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 or Q&A-5, as applicable of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.
   Distributions after the death of the Participant shall be distributed using the applicable life expectancy as the relevant divisor without regard to Proposed Regulation Section 1.401(a)(9)-2.
   Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. The Participant will make an election to either recalculate life expectancy annually or not recalculate life expectancy annually. Such election shall be irrevocable by the Participant and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such Beneficiary during the Year in which the Participant attains age 70 1/2, and payment for subsequent years shall be calculated based on such life expectancy reduced by one for each Year which has elapsed since the Year life expectancy was first calculated.
   However, no distribution needs to be made in any Year, or a lesser amount may be distributed, if at the Required Beginning Date, the aggregate amounts distributed by such date are at least equal to the aggregate of the minimum amounts required to have been distributed by such date in accordance with the preceding paragraphs.
   Notwithstanding anything to the contrary contained herein, a Participant may satisfy the minimum distribution requirements under Sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B.524, to satisfy the minimum distribution requirement described above.

4.4 Required Minimum Distributions Upon the Death of the Participant. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.
   If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the Year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

(a) If the Participant's interest is payable to a Beneficiary, then the entire interest of the Participant may be distributed over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the Year immediately following the Year in which the Participant died.

(b) If the Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of
    (1) December 31 of the Year immediately following the Year in which the Participant died or
    (2) December 31 of the Year in which the Participant would have attained age 70 1/2.

(c) If the Beneficiary is the Participant's surviving spouse, the spouse may treat the account as his own Individual Retirement Arrangement (IRA). This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Account, makes a Rollover Contribution to or from such Account or fails to elect any of the above provisions.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Participants' death, if the surviving spouse is the Beneficiary, the surviving spouse will make an election to either recalculate life expectancy annually or not recalculate life expectancy annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other Beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the Year in which distributions are required to begin pursuant to this section, and payments for any subsequent Year shall be calculated based on such life expectancy reduced by one for each Year which has elapsed since the Year life expectancy was first calculated.
   Distributions under this section are considered to have begun if the distributions are made on account of the Participant reaching his required beginning date. If the Participant receives distributions prior to the required beginning date and the Participant dies, distributions will not be considered to have begun.

4.5 Beneficiary. A Participant may designate a Beneficiary at any time and any such prior designation may be changed or revoked at any time by a Participant by written designation signed by the Participant on a form acceptable to and filed with the Service Company; provided, however, that no such designation, or change or revocation of a prior designation, shall be effective unless received by the Service Company within thirty (30) days after the death of the Participant, and provided further that the last such designation of Beneficiary or change or revocation of Beneficiary executed by the Participant, if received by the Service Company within the time specified, shall control. If the Participant had not, by the date of his death properly designated a Beneficiary in accordance with the preceding sentence, or if no designated Beneficiary survives the Participant, the Participant's Beneficiary for the purposes of this Agreement shall be the Participant's estate.
   Unless otherwise specified in the form of designation of Beneficiary filed by the Participant in accordance with the preceding paragraph, if a Beneficiary shall die prior to receiving his entire interest in the Account, such Beneficiary's remaining interest in the Account shall be paid to the estate of such deceased Beneficiary; except that if (i) distribution to the Participant had commenced pursuant to Section 4.3 under a method of distribution providing for continuation of payments to the Participant's surviving spouse, and if (ii) the Participant predeceases such surviving spouse, and if (iii) the Participant did not otherwise specify in his written form of designation of Beneficiary, then such surviving spouse shall be entitled to designate a Beneficiary to receive the balance of the Account, if any, remaining upon the death of such spouse.

4.6 Responsibility of the Custodian and Service Company. Neither the Custodian nor the Service Company assumes, nor shall either of them have, any responsibility to make any distribution unless and until instructions relating thereto and in conformity with this Article IV have been received by the Service Company. Neither the Custodian nor the Service Company assumes, nor shall either of them have, any responsibility or liability for the timing, purpose or propriety of any distribution from a Participant's Account, which matters are and shall be the exclusive responsibility of the Participant or his Beneficiary.

Article V       Concerning the Custodian and the Service Company.

5.1 Powers and Duties of the Custodian. In addition to, and not in limitation of, such powers as the Custodian has by law or under any other provisions of this Agreement, the Custodian shall, subject to the limitations set forth in Article III, have the following powers:

(a)     to deal with all or any part of the assets in the Account;

(b) to retain uninvested (without liability for interest) such cash of the Account held hereunder where investment of such cash in Investment Company Shares is delayed for any reason;

(c) to enforce by suit or otherwise, or to waive its rights on behalf of the Account held hereunder, and to defend claims asserted against it or the Account, provided that the Custodian is indemnified to its satisfaction against liability and expenses;

(d) to compromise, adjust and settle any and all claims against or in favor of it or the Account;

(e) to vote, or give proxies to vote, any stock or other security, and to waive notice of meetings, but only to the extent specified in Section
        5.6 below;

(f) to oppose, or participate in and consent to, the reorganization, merger, consolidation or readjustment of the finances or capitalization of any enterprise, to pay assessments and expenses in connection herewith, and to deposit securities under deposit agreements;

(g) to hold securities unregistered or to register them in its own name or the name of nominees;

(h) to make, execute, acknowledge and deliver any and all instruments that it deems necessary or appropriate to carry out the powers of an owner with respect to all or any part of the Account.

5.2 Responsibility of Custodian and Service Company. To the extent permitted by law, neither the Custodian nor the Service Company shall be liable for any action or non-action taken pursuant to the instructions of the Participant (or Beneficiary, if applicable), nor shall either of them be liable for any loss which may be incurred by the Account held hereunder except to the extent that such loss has been caused by its bad faith or negligence. The Custodian and the Service Company serve solely to receive and invest contributions as directed by the Participant, to hold such investments, to reinvest all distributions made with respect thereto, to make distributions as directed by a Participant, and to keep records with respect to the Participant's Account, all in accordance with the provisions of this Agreement. To the extent permitted by law, neither the Custodian nor the Service Company shall be liable to anyone for any loss, or by reason of any breach, which results from the Participant's (or Beneficiary's, if applicable) exercise of control over the assets in his Account.

5.3 Responsibility as to Contributions, Transfers or Distribution. Neither the Custodian nor the Service Company will under any circumstances be responsible for the timing, purpose or propriety of any contribution, any transfer or any distribution made hereunder. The Code imposes a tax upon a Participant if any Excess Contribution is made to a Participant's Account, or if any early distribution (referred to in Section 72(t) of the Code) is made from the Participant's Account prior to attaining the age of 59 1/2 years (except in the case of death or disability), or if distributions to the Participant are not made or commenced prior to the first day of April of the Year following the Year in which the Participant attains age 70 1/2, or if distributions are made in a timely fashion but are insufficient in amount. Neither the Custodian nor the Service Company shall incur any liability or responsibility for any such tax which shall be the sole responsibility of the Participant.

5.4 Fees and Expenses. The fees of the Custodian and the Service Company for performing their duties hereunder shall be in such reasonable amount as each shall establish from time to time. Until further notice, the fees for the Account shall be as set forth in the Disclosure Statement. The Account may incur expenses for sales charges upon the investment of funds, and the Custodian and the Service Company may incur expenses specifically attributable to the Account of a Participant (such as, without limitation, fees for special legal services, taxes levied or assessed on the Account, or special expenses incurred in connection with the liquidation or retention of all or part of a Rollover Contribution or Plan to Plan Transfer). All such fees and expenses shall be collected by the Service Company, either by redemption or sufficient Investment Company Shares and application of the redemption proceeds to pay such fees and expenses or by billing the Participant directly.

5.5 Actions in the Absence of Specific Instructions. If the Service Company receives no response to communications sent to the Participant at the Participant's last known address as shown in the records of the Service Company, or if the Service Company determines on the basis of evidence satisfactory to it, that the Participant is legally incompetent, the Service Company may make such determinations with respect to distributions, investments and other administrative matters arising under the Agreement as it considers reasonable (notwithstanding any instructions or directions given by or on behalf of the Participant). However, no distributions will be made from the Account unless and until written instructions are received from a court appointed guardian or legally appointed representative. The Service Company will require such documents as it deems necessary to determine the status of the person requesting distribution from the Account on behalf of the Participant prior to making such distribution.

5.6 Voting with Respect to Investment Company Shares. A Participant may direct the Custodian as to the manner in which any Investment Company Shares (including fractional shares) held by the Custodian in such Participant's Account shall be voted with respect to any matters coming before any meeting of shareholders of the Investment Company which issued such shares. All such directions by the Participant shall be in writing on a form approved by the Service Company signed by the Participant, and delivered to the Service Company within the time prescribed by it. The Custodian shall vote only those Investment Company Shares with respect to which the Service Company has received timely written directions from the Participant. Subject to any requirements of applicable law, the Service Company shall deliver to a Participant copies of any notice of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses, and the annual and other reports to shareholders which have been received by the Custodian with respect to Investment Company Shares held by the Custodian in the Participant's Account.

5.7 Nonforfeiture of Benefits. The Account shall be held for the exclusive benefit of the Participant and his Beneficiary. The interest of the Participant in the balance of the Account shall at all times be nonforfeitable, but shall be subject to the fees and expenses described in Section 5.4.

Article VI      Spendthrift Provisions

The interest of a Participant in the Account shall not be transferred, pledged or assigned by a voluntary or involuntary act of the Participant or by operation of law; nor shall it be subject to alienation, assignment, garnishment, attachment, receivership, execution or levy of any kind. Any such assignment or pledge of an IRA under this agreement shall be taxable as a distribution and if the Participant has not attained age 59 1/2, shall be subject to a 10% excise tax under the Code. Notwithstanding the foregoing, in the event of a property settlement between a Participant and his former spouse pursuant to which the transfer of a Participant's interest hereunder, or a portion thereof, is incorporated in a divorce decree or in a written instrument incident to such divorce, the interest so decreed to be the property of such former spouse shall be re-registered in a separate Account then established hereunder for the benefit of such former spouse. In the event of such a transfer incident to a divorce, such former spouse shall be deemed to be a Participant under this Agreement as to such new separate Account.

Article VII     Amendment and Termination; Resignation or Removal of Custodian

7.1 Amendment. The Participant and Custodian may authorize and direct the Service Company to amend this agreement in any respect at any time (including retroactively) effective on a stated date, so that it may conform with applicable provisions of the Code as in effect from time to time or in order to obtain expeditiously an Internal Revenue Service determination, opinion or ruling the such requirements are met, or to conform this Agreement with other applicable law. Any such amendment shall be effected by delivery to the Custodian and mailing to the Participant at his address as shown in the records of the Service Company a copy of a written instrument executed by the Service Company setting forth such amendment.
   Any amendment to this Agreement other than one made for the purposes set forth in the preceding paragraph shall require the consent of the Participant and the Custodian; provided, however, that no such amendment shall deprive a Participant or his Beneficiary of any amount to which he was entitled prior to such amendment (unless such amendment is necessary to conform this Agreement to, or to satisfy the conditions of, Section 408 of the Code or other applicable law), and provided further than no such amendment shall permit any asset held hereunder to be diverted to a purpose other than for the exclusive benefit of a Participant (or Beneficiary, if applicable) for whom it is then held.

7.2 Resignation or Removal of Custodian and Service Company. The Custodian or the Service Company may resign at any time, upon thirty (30) days' written notice to the Participant; and the Custodian or the Service Company may be removed at any time by the Participant upon thirty (30) days' written notice.
   Upon notice of such resignation or removal of the Custodian, the Participant shall appoint a successor Custodian, which successor shall satisfy the requirements set forth in Section 408(1)(2) of the Code. Upon receipt by the Custodian of written notice of such appointment by the successor Custodian, the assets of the Account, together with copies of relevant books and records, shall be transferred to such successor Custodian. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of any liabilities constituting a charge on or against the assets of the Account held hereunder, or on or against the Custodian or the Service Company, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Custodian. The successor
Custodian shall hold the assets paid over to it under terms similar to those of this Agreement that qualify under Section 408 of the Code. The Custodian shall not be liable for the acts or omissions of any successor to it. If within thirty (30) days after notice of the Custodian's resignation or removal the Participant has not appointed a successor Custodian which has accepted such appointment, the Custodian shall terminate the Account in accordance with
Section 7.3, and this Agreement shall thereupon terminate.
   Upon resignation of the Service Company, it may designate a successor to take over its rights, functions and responsibilities hereunder, and upon such successor's acceptance of such designation, the Service Company shall transfer to such successor all records (or copies thereof) pertaining to the Account. Upon removal of the Service Company, or if, upon its resignation, the Service Company should fail to designate a successor to itself, the Service Company shall transfer to the Participant, or to the person designated by the Participant, all records (or copies thereof) pertaining to the Account, provided that it may require, as a condition to such transfer, that the transferee agrees not to dispose of any such records without the consent of the Service Company.

7.3 Termination. The Participant may at any time terminate the Account under the Agreement by delivering to the Service Company a written notice of termination signed by the Participant; provided, however, that if such termination occurs prior to the Participant's death, disability (as defined in Section 72(m) of the Code), or attainment of age 59 1/2, the Participant shall furnish the Service Company with a written declaration of his intention as to the disposition of the amount to be distributed in accordance with the requirement set forth in Section 4.1. The Custodian may terminate the Account under this Agreement under circumstances described in Section 7.2.
   Termination of an Account under this Agreement shall be effected by the Custodian's distributing the assets held hereunder in a lump sum in cash or in kind to or for the benefit of the Participant (or Beneficiary, if applicable), subject to the reserving of such funds as may be necessary to pay the fees and expenses referred to in Section 5.4. Termination of this Agreement shall occur automatically upon distribution of all assets held hereunder. Upon such termination, the Custodian and the Service Company shall be relieved from all further liability with respect to this Agreement.

Article VIII    Miscellaneous

8.1 Notices. All notices required to be given by the Custodian or the Service Company to the Participant shall be deemed to have been given when sent by mail to the address of the Participant in the records of the Service Company. All notices required to be given by the Participant to the Custodian or the Service Company shall be deemed to have been given when received by the Service Company at its principal office. Whenever the Custodian or the Service Company is required or authorized to take any action under the Agreement on the direction of a Participant, such action shall be taken on the direction of the duly appointed representative of the Participant or his estate, in the event of his incompetency or death.

8.2 Governing Law. This Agreement shall be construed, administered, and enforced according to the laws of the State of Ohio, except as superseded by Federal law or statute.

8.3 Prohibited Transactions. The Participant shall not engage in any transaction with respect to the Account which, pursuant to Sections 408(e)(2) and 4975 of the Code, might cause the Account to cease to qualify as an "Individual Retirement Account."

8.4 Construction of Terms. In this Agreement, the masculine gender shall include the feminine, the plural shall include the singular, and the singular the plural, unless the context otherwise requires.

8.5 Information and Reports. The Participant shall furnish to the Service Company, and the Service Company shall furnish to the Participant and appropriate governmental agencies, such information relevant to the Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder, or under the other applicable laws. Notwithstanding anything to the contrary contained herein, and as governed by the prospectus(es) of the particular Investment Company Shares which may be held in the Account, the Participant will receive a report concerning the status of the Account at least once each Year (as long as there are assets in the Account at any time during that Year).

8.6 Tax Withholding. The Participant shall furnish to the Service Company, at such times and in such manner as requested by the Service Company, all information necessary to comply with Treasury Department laws and regulations concerning withholding of income taxes from distributions from IRAs. The Participant acknowledges and agrees that if such information, including but not limited to the Participant's tax identification number, is not furnished in a timely manner, the Service Company will withhold and pay over to the Treasury Department, and any other state or local authorities, the amount of income tax otherwise required to be withheld.

OAK VALUE FUND IRA

What is an IRA?

An Individual Retirement Account is a special kind of personal savings plan that will enable you to accumulate money for retirement. The key benefits of an IRA are that, in many cases, contributions are tax-deductible and all earnings (from dividends, interest and gains) accumulate tax-free. No taxes are paid until you begin to withdraw funds from your IRA. Even if you already participate in an employer-sponsored pension, profit sharing or other retirement or savings plan, you are still eligible to establish an IRA.

Contributions

How much can I put into an IRA?
If you are employed and under age 70 1/2, you may put in up to $2,000 from your own income; $2,250 in two accounts if you are employed and your spouse is not (with a maximum of $2,000 in any one account); $4,000 in two accounts if both you and your spouse are employed and each earns at least $2,000 for the year (with a maximum of $2,000 in any one account). Contributions may be made during the calendar year, or no later than April 15 of the following year (even if you obtain an extension for filing your tax return). Whether or not your contribution is fully deductible depends upon whether you or your spouse is covered by a qualified retirement plan at work and your income. The following table illustrates the limitations on deductions:


               Limits on Deductible Contributions for Individuals
                     Covered by an Employer-Sponsored Plan

                  Gross Income for        Gross Income for
Classification  Fully Deductible IRA    Partially Deductible IRA

Single               $25,000                     $35,000
Married/Joint        $40,000                     $50,000


When should I contribute to my IRA?
To make the most of this tax break, you should consider making your yearly contribution to your tax-deferred plan as soon after January 1 as possible. (You are not just sheltering your contribution, you are also sheltering the earnings, and the sooner you put money into the account, the sooner you protect the earnings from taxes.) In order to qualify for a deduction on the current year's tax return, your contribution must be made on or before April 15 of the following year.

Must I contribute the same amount each year?
No - you may contribute any amount as long as you do not exceed the maximum allowed.

Distributions

When can I take money out of my IRA?
You can start withdrawing funds from your IRA when you reach age 59 1/2. You must start taking funds out by April 1 of the year following the year you reach 70 1/2. Withdrawals before age 59 1/2 can be made without any tax penalty in the case of death or disability. Otherwise, you must pay a 10% tax penalty on the amount withdrawn and declare the distribution as ordinary income for federal income tax purposes.

BENEFITS OF THE OAK VALUE FUND IRA

Professional Management.
Investments are actively managed by full-time investment professionals.


Low Minimum Investment.
You can open an IRA with as little as $1,000.


No Set-Up Fee.
There is no fee for establishing an IRA. See the applicable prospectus for details. There is a $10 annual maintenance fee.


Automatic Investment.
To establish an ongoing investment program, simply determine the amount you want to invest each month. It can be automatically withdrawn from your checking account for deposit into your IRA.


Rollovers/Transfers.
IRAs provide a continuing tax-deferral for rollovers from qualified employer-sponsored retirement plans and from other IRAs. An IRA can also be used to receive a transfer directly from the Trustee of another IRA or a Direct Rollover from a qualified employer-sponsored retirement plan.

IRAs may also be used to receive an employer's Simplified Employee Pension (SEP) contributions.


Convenience.
All safekeeping of securities, collection of interest and recordkeeping is performed by the Custodian. You receive easy-to-read statements.


Benefits of an IRA.
The following table demonstrates the substantial advantage of using an IRA to accumulate a retirement fund.




HOW AN INDIVIDUAL RETIREMENT ACCOUNT GROWS
Compounded daily at assumed rates of interest

                                8%                     11%                         14%
         Total                     Approx.                   Approx.                       Approx.
       deposits                    monthly                   monthly                       monthly
       at age 65         Value at  payment      Value at     payment          Value at     payment
Age   (at $2,000/yr.)    age 65    at age 65    age 65       at age 65        age 65       at age 65
---   --------------     ------    ---------   ----------    ---------       ----------    ----------
 20     $90,000         $961,713   $7,753      $2,845,142     $28,656         $8,958,466    $109,642
 25      80,000          632,554    5,099       1,621,049      16,327         4,398,527       53,833
 30      70,000          413,125    3,330         920,124       9,267         2,155,727       26,383
 35      60,000          266,845    2,151         518,769       5,225         1,052,610       12,882
 40      50,000          169,330    1,365         288,950       2,910           510,043        6,242
 45      40,000          104,323      841         157,354       1,584           243,182        2,976
 50      30,000           60,986      491          82,001         825           111,927        1,369
 55      20,000           32,097      258          38,853         391            47,369          579
 60      10,000           12,838      103          14,147         142            15,617          191


                              OAK VALUE FUND IRA
                               ADOPTION AGREEMENT        (SEE INSTRUCTIONS ON
                                                          BACK OF THIS FORM)


1       PARTICIPANT              -----------------------------------------
        DATA                     Name                    Telephone Number
        Please type or print
        clearly.                 --------------------------------------------
        clearly.                 Address               Social Security Number

                                 ---------------------------------------------
                                 City       State     Zip  Date of Birth


Occupation and Employer Name/Address: ----------------------------------------

Are you an associated person of an NASD member? Yes ________     No ________

2       TYPE OF IRA
        (Please check one box only.
        (Fill out a separate application
        for each type of account).

--      Contributory (tax year of contribution__________)

--      Spousal (tax year of contribution___________)

--      Transfer (from another IRA)*

--      SEP-IRA

--      Rollover**

*If you are establishing this account in order to transfer assets from another IRA, please complete the Oak Value Fund IRA Transfer and Authorization Letter or Direct Rollover Request and send it to MGF Service Corp. along with this Adoption Agreement.

**If you are establishing this account to receive a "Direct Rollover" from your employer's qualified retirement plan or 403(b) annuity, please complete the Oak Value Fund IRA Transfer and Authorization Letter or Direct Rollover Request and send it to MGF Service Corp. along with this Adoption Agreement.



3       FUND
        SELECTION
        Minimum initial
        purchase requirement
        is $1,000. Make
        checks payable to the     Oak Value Fund ------------------- $---------
        Oak Value Fund (and FBO
        _______IRA if Direct
        Rollover).




4       YOUR
        SIGNATURE    This adoption Agreement establishes an Individual
                     Retirement Account for investment in one or more of the Investment Companies (hereafter Fund(s)) for which the Oak
                     Value Capital Management, Inc. or its affiliates or successors serve or may in the future serve as Investment
                     Adviser.
                     1) I have read, accept and specifically incorporate into this Adoption Agreement all the provisions of the Custodial Agreement.
                     2) I appoint Star Bank as Custodian of the Account.
                     3) I acknowledge that I have received and read the Oak
                     Value Fund Individual Retirement Account Custodial
                     Agreement and Disclosure Statement at least seven days prior to the date I signed this Adoption Agreement and that I am aware of the fees and expenses as shown on the fee schedule included with the Disclosure Statement. In addition, I certify that I received a copy of the current prospectus of the Fund indicated above and that I have full authority and legal capacity to make the investment applied for pursuant to this Adoption Agreement.
                     4) I appoint MGF Service Corp. or its successor as my agent to enter orders for shares by direct purchase, to direct dividends and distributions for automatic reinvestment in additional shares of the Oak Value Fund and to authorize for redemption of shares held in my account in accordance with the prospectus and the procedures elected above.
                     5) I hereby ratify any instructions given pursuant to this Adoption Agreement and for myself and successors and assigns do hereby release the Oak Value Fund, Oak Value
                     Capital Management, Inc., MGF Service Corp., Star Bank and their successors and assigns and their respective officers, employees, agents and affiliates from any and all liability in the performance of the acts instructed herein.
                     I further agree that MGF Service Corp. or its successor as agent can cease to act as such agent upon ten days' notice in writing to me at the address contained in this Adoption
                     Agreement.
                     6) I further acknowledge that I am responsible for determining the deductibility of any contributions to my account; that certify my Social Security Number shown on this Adoption Agreement is correct and that I have designated the Beneficiary(ies) on the back of this form to receive my account upon my death.


                     X --------------------------------------------------------
                         Signature of Participant                   Date


FOR MGF SERVICE CORP. USE ONLY
Accepted:  Star Bank                             Accepted: MGF Service Corp.

By: -------------- Date: -----                   By: ------------- Date: -----

6       BENEFICIARY
        DESIGNATION
                     NOTE: If you have more than one IRA you may designate different Beneficiary(ies) for each Account by completing separate forms; or, if the Beneficiary(ies) are the same for both, you can use one form. If no designation is in effect at the time of your death, or if no Beneficiary survives you, your Account will be immediately paid to your estate. You may change your Beneficiary at any time by filing a new form with the Custodian.
                     I hereby revoke all my prior designations and designate the following person or persons to receive any interest remaining in the IRA upon my death.

                            PRIMARY BENEFICIARY(IES)

-------------------------------------------------------------------------------
Name         Relationship    Date of Birth (mo-day-yr.)      Share of Proceeds
                                                             (as a percentage)

-------------------------------------------------------------------------------
Address                    City    State       Zip      Social Security Number

-------------------------------------------------------------------------------
Name    Relationship    Date of Birth (mo-day-yr.)      Share of Proceeds
                                                        (as a percentage)

-------------------------------------------------------------------------------
Address                   City    State       Zip        Social Security Number


                           SECONDARY BENEFICIARY(IES)
          (IN THE EVENT THERE ARE NO SURVIVING PRIMARY BENEFICIARIES)


------------------------------------------------------------------------------
Name         Relationship    Date of Birth (mo-day-yr.)       Share of Proceeds
                                                              (as a percentage)

-------------------------------------------------------------------------------
Address                  City    State         Zip        Social Security Number


-------------------------------------------------------------------------------
Name          Relationship    Date of Birth (mo-day-yr.)      Share of Proceeds
                                                              (as a percentage)

-------------------------------------------------------------------------------
Address                  City    State         Zip        Social Security Number

7       SEP-IRA SIMPLIFIED EMPLOYEE PENSION

Complete only if contributions are to be made by your employer under a Simplified Employee Pension.

Employer Identification Number -------------------------------

Name of Employer -------------------- Telephone Number -------------

Address of Employer ---------------------------------------------------

City --------------------  State --------   Zip ---------------

INSTRUCTIONS

             1) Complete the OAK VALUE FUND IRA ADOPTION AGREEMENT:
                Please fill out completely.
             2) Complete the OAK VALUE FUND IRA TRANSFER AND AUTHORIZATION
                LETTER OR DIRECT ROLLOVER REQUEST: If you would like to transfer assets from a current IRA or have the Trustee of your Qualified Retirement Plan or 403(b) Annuity make a Direct Rollover for you, please complete the Oak Value Fund IRA Adoption
                Agreement and the IRA Transfer and Authorization Letter or Direct Rollover Request and send them to MGF Service Corp. MGF Service Corp. will establish the IRA and then direct the current Trustee or Custodian to send the check for deposit in the newly established IRA.
             3) Mailing Instructions: The completed Oak Value Fund IRA Adoption
                Agreement, checks for your contribution payable to the appropriate Funds, and the Oak Value Fund IRA Transfer and Authorization Letter or Direct Rollover Request should be mailed to:

                               Oak Value Fund IRA
                               MGF Service Corp.
                                 P.O. Box 5354
                          Cincinnati, Ohio 45201-5354

                               OAK VALUE FUND IRA
                       TRANSFER AND AUTHORIZATION LETTER
                                       OR
                            DIRECT ROLLOVER REQUEST


1       PARTICIPANT
        DATA
        Please type or print
        clearly.

        -------------------------------------------------------------------
        Name                                       Telephone Number


        ---------------------------------------------------------------------
         Address                                  Social Security Number


        --------------------------------------------------------------------
        City                State      Zip    Date of Birth   mo.  day   yr.




2       SOURCE OF
        ASSETS
        Minimum Investment
        $1,000


To Be Completed for Direct Rollovers from    To Be Completed for Transfers from
   a QUALIFIED RETIREMENT PLAN:                     an EXISTING IRA:


------------------------------------         ----------------------------------
Name of Employer   Telephone Number          Name of Trustee   Telephone Number

-----------------------------------          ----------------------------------
Trustee or Benefits Administrator             Attention

-----------------------------------          ----------------------------------
Address                                       Address

-----------------------------------          ----------------------------------
City                   State   Zip            City                 State   Zip

-----------------------------------
Plan Name

-----------------------------------           ---------------------------------
Account Number                                  Account Number


3       WHERE TO
        INVEST
        YOUR IRA



--      I am opening a new account and have attached an Adoption Agreement.
--      Please deposit proceeds into my existing OAK VALUE FUND IRA.

Account Number -----------------------------------------------------


4  AUTHORIZATION FOR TRANSFER
  (To be completed by Participant)

Mail proceeds to:
Oak Value Fund IRA
MGF Service Corp.
P.O. Box 5354
Cincinnati, Ohio 45201-5354
1-800-622-2474


TO RESIGNING TRUSTEE OR CUSTODIAN:
The above mentioned Participant has established a qualified Individual Retirement Account with the Oak Value Fund. Please liquidate the above mentioned account and make direct payment or transfer the account as indicated below. The signature of the Participant is your authorization to initiate the transfer or "Direct Rollover." The Oak Value Fund would appreciate your prompt attention to this matter.

Liquidate   -- all or  --  part ($___________) of the account indicated in
Section 2 and transfer the proceeds, in cash, to the Fund indicated in Section
3. If these assets are to be distributed by a qualified retirement plan, please make check(s) payable to the Oak Value Fund

"FBO ----------------------------------------------------------------------IRA"
        (your name)

X ---------------------------------------------------------------------------
    Participant's Signature                                 Date

5  TO THE
   RESIGNING TRUSTEE
   OR CUSTODIAN

If this is a "Direct Rollover," please certify that this amount is an eligible rollover distribution as defined in Question and Answer #3 of the proposed Treasury Regulation 1.402(c)-2T.


X --------------------------------------------------------------------------
    Current Trustee or Custodian's Signature               Date

If you are 70 1/2 or older you may not transfer your Required Minimum Distribution to an IRA. Please make arrangements with your current Trustee or Custodian to take your Required Minimum Distribution.

MGF Service Corp. and the successor Custodian, Star Bank, agree to accept the rollover or transfer and deposit the Funds into an Individual Retirement Account, which is an eligible retirement plan as defined under Section 402(c)(8)(B) of the Internal Revenue Code, in the participant's name. If this is a "Direct Rollover" as defined in Question and Answer #3 of the proposed Treasury Regulation 1.401(a)(31)-1T, please do not withhold from this distribution.

        ----------------------------------      ---------------------------
        MGF Service Corp.                        Date

                               OAK VALUE FUND IRA
                     CHANGE OF BENEFICIARY DESIGNATION FORM

1       PARTICIPANT
        NAME AND ADDRESS
        Please type or print
        clearly.


------------------------------------------------------------------------------
Name                                                   Telephone Number


-----------------------------------------------------------------------------
Address


-----------------------------------------------------------------------------
City                                       State                    Zip


------------------------------------------------------------------------------
Social Security Number                       Account Number(s)


2       NEW PRIMARY
        BENEFICIARY(IES)
        If you wish to add
        or change any information
        relating to the primary
        Beneficiary(ies) whom you
        designated previously, please
        complete this section.


------------------------------------------------------------------------------
Name                 Relationship    Date of Birth           Share of Proceeds
                                     (mo-day-yr.)            (as a percentage)


-------------------------------------------------------------------------------
Address               City             State      Zip     Social Security Number



-------------------------------------------------------------------------------
Name                Relationship    Date of Birth            Share of Proceeds
                                    (mo-day-yr.)             (as a percentage)



-------------------------------------------------------------------------------
Address               City             State     Zip     Social Security Number



3       NEW
        SECONDARY
        BENEFICIARY(IES)
        In the event there
        are no surviving
        primary Beneficiary(ies).

       If you wish to add or
       change any information
       relating to the secondary
       Beneficiary(ies) whom you
       designated previously,
       please complete this section.



------------------------------------------------------------------------------
Name               Relationship       Date of Birth          Share of Proceeds
                                       (mo-day-yr.)           (as a percentage)


-------------------------------------------------------------------------------
Address            City              State      Zip     Social Security Number


-------------------------------------------------------------------------------
Name    Relationship                 Date of Birth          Share of Proceeds
                                      (mo-day-yr.)          (as a percentage)


-------------------------------------------------------------------------------
Address           City                State    Zip       Social Security Number


4       YOUR
        SIGNATURE
        Return completed form to:
        Oak Value Fund IRA
        MGF Service Corp.
        P.O. Box 5354
        Cincinnati, Ohio 45201-5354



I hereby revoke all my prior designations and designate the above mentioned person or persons to receive any interest remaining in the IRA upon my death.


X ----------------------------------------------------------------------------
        Signature of Participant                       Date

                               OAK VALUE FUND IRA
                              DISTRIBUTION REQUEST

1       PARTICIPANT
        DATA
        Please type or print
        clearly.


------------------------------------------------------------------------------
Name                                                Telephone Number


---------------------------------------  Social Security Number --------------
Address


----------------------------------------- Date of birth ---------------------
City                  State         Zip                   mo.   day     yr.


-----------------------------------------
Account Number(s)


2       DISTRIBUTION INSTRUCTIONS
        Select the type and frequency
        of distributions.

--      Total Distribution-- liquidate the account(s) shown above
        (There will be a $10 charge for this transaction)

--      Partial Distribution -- distribute $ ------------

--      Periodic Distributions -- distribute $ ----------

on the last business day of:--  each month (Monthly)
                            -- March, June, September, and December (Quarterly) -- June and December (Semiannually)
                            --  December or _____________________(Annually)
                                             (Specify One Month)





-- Check(s) should be made payable to and mailed to the Participant named above

        OR

--      Check(s) should be made payable to -------------------------------

        and Check(s) should be mailed to   -------------------------------

        -------------------------------------------------------------------

        -------------------------------------------------------------------

3       DISTRIBUTION
        Choose the distribution
        which most appropriately
        reflects your situation.


--      Normal -- Participant is age 59 1/2 or older

-- Premature-- Participant has not reached age 59 1/2 (choose this even if you intend to roll this distribution into another IRA)
        (Distributions of this type are normally subject to both ordinary income tax and an additional tax of 10% unless they are rolled into another
        IRA within 60 days of this distribution)

-- Disability -- Documentation substantiating claim of disability is required

-- Death-- Attach a copy of the Death Certificate (Other documentation may be required as well. Please contact MGF Service Corp. at 1-800-622-2474 for additional information)

--      Other --  _____________________________________________________________

4       IMPORTANT TAX
        WITHHOLDING INFORMATION
        AND ELECTION

Federal income taxes will be withheld from distributions at a rate of 10% unless the Participant (or Beneficiary) elects not to have withholding apply or elects a different rate of withholding. If you elect not to have withholding apply or elect a different rate by completing this form or if you have previously elected not to have withholding apply, your election will remain in effect for all future distributions from this IRA. You may revoke or change your election in writing at any time. Please keep in mind that, if you elect out of the withholding requirement, penalties may be incurred under the estimated tax rules of the Internal Revenue Service if your withholding and/or estimated tax payments are not sufficient.

-- Please withhold 10% from my distribution(s) and remit it to the IRS on my behalf

-- Please withhold _______% from my distribution(s) and remit it to the IRS on my behalf

--      Please do not withhold income tax from my distribution(s)

5       YOUR
        SIGNATURE


X  ----------------------------------------------------------------------------
   Signature of Participant (or Beneficiary) Requesting Distribution      Date